UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6810 North State Road 7

Coconut Creek, FL 33073

(Address of principal executive offices) (Zip Code)

(954) 906-0098

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Integrated Cannabis Solutions, Inc. is referred to herein as “we”, “our”, or “us”.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On  July 21, 2022, our Board of Directors approved Amended and Restated Certificate of Designation, including the rights, preferences and limitations assigned to our Preferred A, Preferred B, and Preferred C Series, which Amended and Restated  Certificate of Designation was filed with the State of Nevada on  July 21, 2022.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 21, 2022, our Board of Directors approved Amended and Restated Articles of Incorporation, which Amended and Restated Articles of Incorporation were filed with the State of Nevada on July 21, 2022. The Amended and Restated Articles of Incorporation increases our authorized shares of Common Stock to Two Billion Six Hundred Fifty Million (2,650,000,000).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation*
4.1	Amended and Restated Certificate of Designation*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

_____

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED CANNABIS SOLUTIONS, INC.

Date: July 22, 2022	By:	/s/ Matthew Dwyer
Matthew Dwyer
Chief Executive Officer

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